Exhibit 10.334

FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

Flagler Village Site, Fort Lauderdale, FL – Andrews Village Property

This FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is made and entered into as of October 31, 2015 (the “Amendment Date”), by and among ArchCo Residential LLC (“Purchaser”) and Andrews Village LLC (“Seller”).

Recitals

This Amendment is made with respect to the following facts:

A.           Seller and Purchaser entered into that certain Agreement of Purchase and Sale dated as of January 12, 2015 (the “Original Agreement”), with respect to the real property owned by Seller and located on the east side of North Andrews Avenue between NE 5th Street and NE 6th Street in Fort Lauderdale, Florida, (the “Property”), as more particularly described in the Original Agreement.

B.           Seller and Purchaser entered into an Amendment to the Original Agreement dated as of February 9, 2015 (the “First Amendment”), a Second Amendment to the Original Agreement dated as of April 30, 2015 (the “Second Amendment”), a Third Amendment to the Original Agreement dated as of June 30, 2015 (the “Third Amendment”), and a Fourth Amendment to the Original Agreement dated as of September 15, 2015 (the “Fourth Amendment”). The Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, is referred to in this Amendment as the “Purchase Agreement”.

C.          While not a party to the Original Agreement, Lender signed the Original Agreement as consenting to the consummation of the transactions described in the Purchase Agreement.

D.          Seller and Purchaser desire to amend the Purchase Agreement in accordance with this Amendment.

Agreement

In consideration of the foregoing Recitals, the conditions, terms, covenants and agreements set forth in this Amendment, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree that the Purchase Agreement is amended as set forth in this Amendment:

1.          Defined Terms. Each initially capitalized term used in this Amendment has the meaning set forth for that term in the Purchase Agreement, unless it is otherwise defined in this Amendment.

2.          Extension of Closing Date. Section 1.1(h) of the Purchase Agreement is amended to read as follows:

“(h) Closing Date:             As designated by Purchaser upon not less than five Business Days’ prior notice, but not later than December 17, 2015.”

3.          Purchaser Price. Section 1.1(f) of the Purchase Agreement is amended to read as follows:

“(f)         Purchase Price: $2,500,000.00; plus the Purchase Price shall be increased by the sum of:

(i)          $150,000.00;

(ii)         $71,456.00 (for interest that accrues on the outstanding principal balance of the loan secured by the Mortgage at the rate of $308.00 per day for the period beginning on April 30, 2015 and ending on December 17, 2015); and

(iii)        $12,121.40 (for property taxes for the period starting on April 30, 2015 and ending on December 31, 2015 at the rate of $49.274 per day)

This Section 1.1(f) supersedes Section 1.1(f) of the Original Agreement as previously modified by Section 3 of the Fourth Amendment.”

4.          Extension Period Interest. In consideration for and as a condition of the extension of the outside Closing Date in accordance with Section 2 of this Amendment, Purchaser will pay to Seller the amount of $14,476.00 (the “Extension Period Interest Amount”), for interest that accrues on the outstanding principal balance of the loan secured by the Mortgage at the rate of $308.00 per day for the period beginning on November 1, 2015 and ending on December 17, 2015, within three Business Days after the Execution Date (defined in Section 11 of this Amendment). Seller shall (a) pay the Extension Period Interest Amount to Lender not later than two Business Days after Seller receives the Extension Period Interest Amount, and (b) instruct Lender to (i) apply the Earnest Money to reduce Seller’s outstanding indebtedness to Lender under the loan secured by the Mortgage, and (ii) acknowledge in writing the receipt and application of the Extension Period Interest Amount for such purpose to Seller and Purchaser within three Business Days after the Seller pays the Extension Period Interest Amount to Lender pursuant to this Section 6. So long as Seller receives the Extension Period Interest and pays it to Lender in accordance with this Section 6, the Extension Period Interest Amount shall not be refundable to Purchaser. So long as Purchaser pays the Extension Period Interest Amount to Seller, the Extension Period Interest Amount shall be applied to the Purchase Price.

6.          2015 Property Taxes. In consideration for and as a condition of the extension of the outside Closing Date in accordance with Section 2 of this Amendment, Purchaser will pay to Seller the amount of $12,121.40, for property taxes for the period starting on April 30, 2015 and ending on December 31, 2015 (“Purchaser’s Share of 2015 Taxes”), within three Business Days after the Execution Date (defined in Section 11 of this Amendment). Within two Business Days after Purchaser pays Purchaser’s Share of 2015 Taxes to Seller, Seller shall pay all property taxes relating to the Property for 2015 (the “2015 Taxes”). So long as Seller receives Purchaser’s Share of 2015 Taxes and pays the 2015 Taxes in accordance with this Section 6, Purchaser’s Share of 2015 Taxes shall not be refundable to Purchaser. So long as Purchaser pays Purchaser’s Share of 2015 Taxes to Seller, Purchaser’s Share of 2015 Taxes shall be applied to the Purchase Price.

7.          Proration of Taxes. So long as Purchaser pays Purchaser’s Share of 2015 Taxes to Seller, the first two sentences of Section 6.1(a) of the Purchase Agreement, as amended by Section 2.3 of the Second Amendment, shall be deleted and replaced with the following:

“Seller shall receive no credit for any accrued but unpaid general real estate taxes and assessments (including without limitation any assessments imposed by private covenant, “Taxes”) applicable to any period before January 1, 2016, and Purchaser shall receive a credit for any accrued but unpaid Taxes applicable to any period before January 1, 2016, even if such Taxes are not yet due and payable.”

8.          Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same Amendment when each party has signed one of the counterparts. This Amendment may be delivered by facsimile or other form of electronic transmission.

9.          Entire Agreement. The Purchase Agreement, as amended by this Amendment, constitutes the full and complete agreement and understanding between Seller and Purchaser and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Purchase Agreement, as so amended, and no provision of the Purchase Agreement, as so amended, may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by Seller and Purchaser.

2

10.        Full Force and Effect; Incorporation. Except as modified by this Amendment, the terms and provisions of the Purchase Agreement are hereby ratified and confirmed and are and shall remain in full force and effect. If any inconsistency arises between this Amendment and the Purchase Agreement as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be a part of the Purchase Agreement and shall be deemed incorporated in the Purchase Agreement by this reference.

11.        Execution Date. This Amendment will be effective as of the Amendment Date upon on the latest date of execution by Seller, Purchaser or Lender, as indicated on the signature page of this Amendment (the “Execution Date”).

3

The undersigned have executed this Amendment as set forth below.

Purchaser:

ArchCo Residential LLC

By:	/s/ Neil T. Brown	Date: 11/23/15
Neil T. Brown, its Chief Executive Officer

4

Seller:

Andrews Village LLC

By:	/s/ Richard Schwartz	Date: 11/20/15
Richard Schwartz, its Managing Member

While not party to the Purchase Agreement, as amended by this Amendment, Lender consents to Seller entering into this Amendment and the consummation of the transactions described in the Purchase Agreement, as amended by this Amendment, in accordance with its terms and conditions.

Lender:

Sunstate Bank

By:	/s/ Charles Davis	Date: 11/23/15
Name:	Charles Davis
Title:	CFO

5